Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2024 Financial Results

Loan Growth Moderates, Credit Quality Remains Stable

Solid Growth in Fee Income and Disciplined Expense Management Reflected in Financial Results

JACKSON, Miss. – April 23, 2024 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $41.5 million in the first quarter of 2024, representing diluted earnings per share of $0.68. Trustmark’s performance during the first quarter produced a return on average tangible equity of 12.98% and a return on average assets of 0.89%. The Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2024, to shareholders of record on June 1, 2024.

First Quarter Highlights

•
Loans held for investment increased 0.8% linked-quarter and represented 85.1% of total deposits at March 31, 2024
•
Credit quality remained solid
•
Revenue totaled $188.2 million, up 0.9% linked-quarter
•
Noninterest income increased 11.1% linked-quarter, reflecting seasonal increases and the strength of diversified business lines
•
Noninterest expense decreased 3.9% linked-quarter, reflecting on-going expense management priorities

Duane A. Dewey, President and CEO, stated, “We are off to a great start in 2024. Our first quarter results reflect continued loan growth, solid credit quality, and double-digit increases in noninterest income. In addition, we experienced a meaningful decrease in noninterest expense. These accomplishments are the results of our focused efforts to expand customer relationships and diligently manage expenses. Our associates have done a tremendous job of serving customers, building relationships, and demonstrating the value Trustmark can provide as our customers’ financial partner. We are well positioned to serve and expand our customer base and create long-term value for shareholders.”

Balance Sheet Management

•
Loans held for investment (HFI) increased $107.4 million, or 0.8%, during the quarter
•
Total deposits decreased $231.2 million, or 1.5%, during the quarter
•
Maintained strong capital position with CET1 ratio of 10.12% and total risk-based capital ratio of 12.42%

Loans HFI totaled $13.1 billion at March 31, 2024, reflecting an increase of $107.4 million, or 0.8%, linked-quarter and $560.7 million, or 4.5%, year-over-year. The linked-quarter growth reflected increases in commercial real estate and equipment finance loans offset in part by reductions in state and other political subdivision loans and consumer loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.3 billion at March 31, 2024, down $231.2 million, or 1.5%, from the prior quarter and up $554.9 million, or 3.8%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 85.1% of total deposits at March 31, 2024. Migration into higher-yielding products continued to drive a change in deposit mix from noninterest-bearing deposits, which represented 19.8% of total deposits at March 31, 2024. Interest-bearing deposit costs totaled 2.74% for the first quarter, an increase of 7 basis points linked-quarter, while the total cost of deposits was 2.18%, an increase of 8 basis points linked-quarter. The total cost of interest-bearing liabilities in the first quarter was 2.92%, up 3 basis points from the prior quarter.

During the first quarter, Trustmark did not repurchase any of its outstanding common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2024, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2024. At March 31, 2024, Trustmark’s tangible equity to tangible assets ratio was 7.20%, while the total risk-based capital ratio was 12.42%. Tangible book value per share was $21.18 at March 31, 2024, an increase of 1.5% from the prior quarter and 10.1% from the prior year.

Credit Quality

•
Net charge-offs totaled $4.1 million, representing 0.12% of average loans in the first quarter
•
Provision for credit losses for loans HFI was $7.7 million in the first quarter
•
Allowance for credit losses (ACL) represented 1.10% of loans HFI and 235.29% of nonaccrual loans, excluding individually analyzed loans at March 31, 2024

Nonaccrual loans totaled $98.4 million at March 31, 2024, down $1.7 million from the prior quarter and an increase of $26.0 million year-over-year. Other real estate totaled $7.6 million, reflecting increases of $753 thousand and $5.9 million from the prior quarter and prior year, respectively. Collectively, nonperforming assets totaled $106.0 million, representing 0.80% of loans HFI and held for sale (HFS) at March 31, 2024.

The provision for credit losses for loans HFI was $7.7 million in the first quarter and was primarily attributable to loan growth, changes in the macroeconomic forecast, and net adjustments to the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was a negative $192 thousand in the first quarter. Collectively, the provision for credit losses totaled $7.5 million in the first quarter compared to $6.7 million in the prior quarter and $1.0 million in the first quarter of 2023.

Allocation of Trustmark’s $143.0 million ACL on loans HFI represented 0.93% of commercial loans and 1.63% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.10% at March 31, 2024. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $136.2 million in the first quarter, down 2.8% linked-quarter
•
Net interest margin totaled 3.21% in the first quarter, down 4 basis points from the prior quarter
•
Noninterest income increased 11.1% linked-quarter to total $55.3 million, reflecting growth in mortgage banking, insurance, other income, and wealth management revenue

Revenue in the first quarter totaled $188.2 million, an increase of 0.9% from the prior quarter and a decrease of 0.4% from the same quarter in the prior year. The linked-quarter increase primarily reflects higher noninterest income offset in part by lower net interest income while the year-over-year decrease is attributed to lower net interest income offset in part by growth in noninterest income.

Net interest income (FTE) in the first quarter totaled $136.2 million, resulting in a net interest margin of 3.21%, down 4 basis points from the prior quarter. The decrease in the net interest margin was primarily due to increased costs of interest-bearing liabilities.

Noninterest income in the first quarter totaled $55.3 million, an increase of $5.5 million, or 11.1%, from the prior quarter and $4.0 million, or 7.7%, year-over-year. The linked-quarter increases in mortgage banking, insurance, other income, and wealth management revenue were offset in part by declines in bank card and other fees and service charges on deposit accounts. The increase in noninterest income year-over-year is broad-based, reflecting increases in mortgage banking, insurance, other income, service charges of deposit accounts and wealth management revenue which were offset in part by declines in bank card and other fees.

Mortgage loan production in the first quarter totaled $274.0 million, up 0.8% from the prior quarter and down 24.1% year-over-year. Mortgage banking revenue totaled $8.9 million in the first quarter, an increase of $3.4 million linked-quarter and $1.3 million year-over-year. The linked-quarter increase was principally attributable to increased gain on sales of mortgage loans, improvement in net negative hedge ineffectiveness, and reduced servicing asset amortization. The year-over-year increase was principally due to increased gain on sales of mortgage loans.

Insurance revenue totaled $15.5 million in the first quarter, up $2.3 million, or 17.2%, from the prior quarter and $1.2 million, or 8.1%, year-over-year. The linked-quarter and year-over-year increases primarily reflected growth in commercial property and casualty commissions. Wealth management revenue in the first quarter totaled $9.0 million, an increase of $295 thousand, or 3.4%, from the prior quarter and $172 thousand, or 2.0%, year-over-year. The linked-quarter growth reflected higher trust management revenue while the year-over-year growth reflected increased brokerage revenue.

Other income, net totaled $3.6 million in the first quarter, up $1.1 million from both the prior quarter and year-over-year. Service charges on deposit accounts totaled $11.0 million in the first quarter, reflecting a seasonal decrease of $353 thousand, or 3.1%, from the prior quarter and an increase of $622 thousand, or 6.0%, year-over-year. Bank card and other fees totaled $7.4 million in the first quarter, down $1.1 million from the prior quarter due principally to lower customer derivative revenue. Year-over-year, bank card and other fees declined $375 thousand.

Noninterest Expense

•
Total noninterest expense declined $5.3 million, or 3.9%, linked-quarter
•
Salary and employee benefit expense declined $2.5 million, or 3.3%, linked-quarter
•
Total services and fees declined $3.1 million, or 11.0%, linked-quarter

Noninterest expense in the first quarter totaled $131.1 million, a decrease of $5.3 million, or 3.9%, from the prior quarter and an increase of $2.8 million, or 2.2%, year-over-year. Salary and employee benefit expense totaled $75.5 million in the first quarter, a decline of $2.5 million, or 3.3%, linked-quarter and an increase of $1.4 million, or 1.9%, year-over-year. The linked-quarter decline reflected reductions in incentives, severance, medical insurance, and salary expense, which were offset in part by a seasonal increase in payroll taxes and restricted stock compensation expense. Services and fees in the first quarter totaled $24.8 million, a decrease of $3.1 million, or 11.0%, from the prior quarter and $587 thousand, or 2.3%, year-over-year. The linked-quarter decline is attributable principally to lower professional fees and data processing software expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 24, 2024, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, May 8, 2024, in archived format at the same web address or by calling (877)344-7529, passcode 4820621.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2024	12/31/2023	3/31/2023	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,927,619	$1,986,825	$2,187,121	$(59,206)	-3.0%	$(259,502)	-11.9%
Securities AFS-nontaxable	—	4,246	4,812	(4,246)	-100.0%	(4,812)	-100.0%
Securities HTM-taxable	1,418,476	1,430,169	1,479,283	(11,693)	-0.8%	(60,807)	-4.1%
Securities HTM-nontaxable	340	340	4,509	—	0.0%	(4,169)	-92.5%
Total securities	3,346,435	3,421,580	3,675,725	(75,145)	-2.2%	(329,290)	-9.0%
Loans (includes loans held for sale)	13,169,805	13,010,028	12,530,449	159,777	1.2%	639,356	5.1%
Fed funds sold and reverse repurchases	114	121	2,379	(7)	-5.8%	(2,265)	-95.2%
Other earning assets	571,215	670,477	647,760	(99,262)	-14.8%	(76,545)	-11.8%
Total earning assets	17,087,569	17,102,206	16,856,313	(14,637)	-0.1%	231,256	1.4%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(138,711)	(133,742)	(119,978)	(4,969)	-3.7%	(18,733)	-15.6%
Other assets	1,730,521	1,749,069	1,762,449	(18,548)	-1.1%	(31,928)	-1.8%
Total assets	$18,679,379	$18,717,533	$18,498,784	$(38,154)	-0.2%	$180,595	1.0%

Interest-bearing demand deposits	$5,291,779	$5,053,935	$4,751,154	$237,844	4.7%	$540,625	11.4%
Savings deposits	3,686,027	3,526,600	4,193,764	159,427	4.5%	(507,737)	-12.1%
Time deposits	3,321,601	3,427,384	1,907,449	(105,783)	-3.1%	1,414,152	74.1%
Total interest-bearing deposits	12,299,407	12,007,919	10,852,367	291,488	2.4%	1,447,040	13.3%
Fed funds purchased and repurchases	428,127	403,041	436,535	25,086	6.2%	(8,408)	-1.9%
Other borrowings	463,459	590,765	1,110,843	(127,306)	-21.5%	(647,384)	-58.3%
Subordinated notes	123,501	123,446	123,281	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,376,350	13,187,027	12,584,882	189,323	1.4%	791,468	6.3%
Noninterest-bearing deposits	3,120,566	3,296,351	3,813,248	(175,785)	-5.3%	(692,682)	-18.2%
Other liabilities	505,942	641,662	576,826	(135,720)	-21.2%	(70,884)	-12.3%
Total liabilities	17,002,858	17,125,040	16,974,956	(122,182)	-0.7%	27,902	0.2%
Shareholders' equity	1,676,521	1,592,493	1,523,828	84,028	5.3%	152,693	10.0%
Total liabilities and equity	$18,679,379	$18,717,533	$18,498,784	$(38,154)	-0.2%	$180,595	1.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2024	12/31/2023	3/31/2023	$ Change	% Change	$ Change	% Change
Cash and due from banks	$606,261	$975,543	$1,297,144	$(369,282)	-37.9%	$(690,883)	-53.3%
Securities available for sale	1,702,299	1,762,878	1,984,162	(60,579)	-3.4%	(281,863)	-14.2%
Securities held to maturity	1,415,025	1,426,279	1,474,338	(11,254)	-0.8%	(59,313)	-4.0%
Loans held for sale (LHFS)	172,937	184,812	175,926	(11,875)	-6.4%	(2,989)	-1.7%
Loans held for investment (LHFI)	13,057,943	12,950,524	12,497,195	107,419	0.8%	560,748	4.5%
ACL LHFI	(142,998)	(139,367)	(122,239)	(3,631)	-2.6%	(20,759)	-17.0%
Net LHFI	12,914,945	12,811,157	12,374,956	103,788	0.8%	539,989	4.4%
Premises and equipment, net	232,924	232,537	223,975	387	0.2%	8,949	4.0%
Mortgage servicing rights	138,044	131,870	127,206	6,174	4.7%	10,838	8.5%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	2,845	2,965	3,352	(120)	-4.0%	(507)	-15.1%
Other real estate	7,620	6,867	1,684	753	11.0%	5,936	n/m
Operating lease right-of-use assets	36,659	38,142	35,315	(1,483)	-3.9%	1,344	3.8%
Other assets	762,816	764,902	794,883	(2,086)	-0.3%	(32,067)	-4.0%
Total assets	$18,376,612	$18,722,189	$18,877,178	$(345,577)	-1.8%	$(500,566)	-2.7%

Deposits:
Noninterest-bearing	$3,039,652	$3,197,620	$3,797,055	$(157,968)	-4.9%	$(757,403)	-19.9%
Interest-bearing	12,298,905	12,372,143	10,986,606	(73,238)	-0.6%	1,312,299	11.9%
Total deposits	15,338,557	15,569,763	14,783,661	(231,206)	-1.5%	554,896	3.8%
Fed funds purchased and repurchases	393,215	405,745	477,980	(12,530)	-3.1%	(84,765)	-17.7%
Other borrowings	482,027	483,230	1,485,181	(1,203)	-0.2%	(1,003,154)	-67.5%
Subordinated notes	123,537	123,482	123,317	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	33,865	34,057	34,596	(192)	-0.6%	(731)	-2.1%
Operating lease liabilities	40,185	41,584	37,988	(1,399)	-3.4%	2,197	5.8%
Other liabilities	220,771	340,625	310,500	(119,854)	-35.2%	(89,729)	-28.9%
Total liabilities	16,694,013	17,060,342	17,315,079	(366,329)	-2.1%	(621,066)	-3.6%
Common stock	12,747	12,725	12,720	22	0.2%	27	0.2%
Capital surplus	160,521	159,688	155,297	833	0.5%	5,224	3.4%
Retained earnings	1,736,485	1,709,157	1,636,463	27,328	1.6%	100,022	6.1%
Accumulated other comprehensive income (loss), net of tax	(227,154)	(219,723)	(242,381)	(7,431)	-3.4%	15,227	6.3%
Total shareholders' equity	1,682,599	1,661,847	1,562,099	20,752	1.2%	120,500	7.7%
Total liabilities and equity	$18,376,612	$18,722,189	$18,877,178	$(345,577)	-1.8%	$(500,566)	-2.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2024	12/31/2023	3/31/2023	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$209,456	$210,288	$178,967	$(832)	-0.4%	$30,489	17.0%
Interest on securities-taxable	15,634	15,936	16,761	(302)	-1.9%	(1,127)	-6.7%
Interest on securities-tax exempt-FTE	4	44	92	(40)	-90.9%	(88)	-95.7%
Interest on fed funds sold and reverse repurchases	1	2	30	(1)	-50.0%	(29)	-96.7%
Other interest income	8,110	9,918	6,527	(1,808)	-18.2%	1,583	24.3%
Total interest income-FTE	233,205	236,188	202,377	(2,983)	-1.3%	30,828	15.2%
Interest on deposits	83,716	80,847	40,898	2,869	3.5%	42,818	n/m
Interest on fed funds purchased and repurchases	5,591	5,347	4,832	244	4.6%	759	15.7%
Other interest expense	7,703	9,946	15,575	(2,243)	-22.6%	(7,872)	-50.5%
Total interest expense	97,010	96,140	61,305	870	0.9%	35,705	58.2%
Net interest income-FTE	136,195	140,048	141,072	(3,853)	-2.8%	(4,877)	-3.5%
Provision for credit losses, LHFI	7,708	7,585	3,244	123	1.6%	4,464	n/m
Provision for credit losses, off-balance sheet credit exposures	(192)	(888)	(2,242)	696	78.4%	2,050	91.4%
Net interest income after provision-FTE	128,679	133,351	140,070	(4,672)	-3.5%	(11,391)	-8.1%
Service charges on deposit accounts	10,958	11,311	10,336	(353)	-3.1%	622	6.0%
Bank card and other fees	7,428	8,502	7,803	(1,074)	-12.6%	(375)	-4.8%
Mortgage banking, net	8,915	5,519	7,639	3,396	61.5%	1,276	16.7%
Insurance commissions	15,464	13,197	14,305	2,267	17.2%	1,159	8.1%
Wealth management	8,952	8,657	8,780	295	3.4%	172	2.0%
Other, net	3,632	2,579	2,514	1,053	40.8%	1,118	44.5%
Securities gains (losses), net	—	39	—	(39)	-100.0%	—	n/m
Total noninterest income	55,349	49,804	51,377	5,545	11.1%	3,972	7.7%
Salaries and employee benefits	75,458	78,003	74,056	(2,545)	-3.3%	1,402	1.9%
Services and fees	24,839	27,906	25,426	(3,067)	-11.0%	(587)	-2.3%
Net occupancy-premises	7,496	7,362	7,629	134	1.8%	(133)	-1.7%
Equipment expense	6,385	6,517	6,405	(132)	-2.0%	(20)	-0.3%
Other expense	16,968	16,641	14,811	327	2.0%	2,157	14.6%
Total noninterest expense	131,146	136,429	128,327	(5,283)	-3.9%	2,819	2.2%
Income before income taxes and tax eq adj	52,882	46,726	63,120	6,156	13.2%	(10,238)	-16.2%
Tax equivalent adjustment	3,365	3,306	3,477	59	1.8%	(112)	-3.2%
Income before income taxes	49,517	43,420	59,643	6,097	14.0%	(10,126)	-17.0%
Income taxes	7,982	7,297	9,343	685	9.4%	(1,361)	-14.6%
Net income	$41,535	$36,123	$50,300	$5,412	15.0%	$(8,765)	-17.4%

Per share data
Earnings per share - basic	$0.68	$0.59	$0.82	$0.09	15.3%	$(0.14)	-17.1%

Earnings per share - diluted	$0.68	$0.59	$0.82	$0.09	15.3%	$(0.14)	-17.1%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,128,425	61,070,481	61,011,059

Diluted	61,348,364	61,296,840	61,193,275

Period end shares outstanding	61,178,366	61,071,173	61,048,516

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	3/31/2024	12/31/2023	3/31/2023	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama (1)	$23,261	$23,271	$10,919	$(10)	0.0%	$12,342	n/m
Florida	585	170	256	415	n/m	329	n/m
Mississippi (2)	59,059	54,615	32,560	4,444	8.1%	26,499	81.4%
Tennessee (3)	1,800	1,802	5,416	(2)	-0.1%	(3,616)	-66.8%
Texas	13,646	20,150	23,224	(6,504)	-32.3%	(9,578)	-41.2%
Total nonaccrual LHFI	98,351	100,008	72,375	(1,657)	-1.7%	25,976	35.9%
Other real estate
Alabama (1)	1,050	1,397	—	(347)	-24.8%	1,050	n/m
Florida	71	—	—	71	n/m	71	n/m
Mississippi (2)	2,870	1,242	1,495	1,628	n/m	1,375	92.0%
Tennessee (3)	86	—	189	86	n/m	(103)	-54.5%
Texas	3,543	4,228	—	(685)	-16.2%	3,543	n/m
Total other real estate	7,620	6,867	1,684	753	11.0%	5,936	n/m
Total nonperforming assets	$105,971	$106,875	$74,059	$(904)	-0.8%	$31,912	43.1%

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,243	$5,790	$2,255	$(547)	-9.4%	$2,988	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$56,530	$51,243	$41,468	$5,287	10.3%	$15,062	36.3%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	3/31/2024	12/31/2023	3/31/2023	$ Change	% Change	$ Change	% Change
Beginning Balance	$139,367	$134,031	$120,214	$5,336	4.0%	$19,153	15.9%
Provision for credit losses, LHFI	7,708	7,585	3,244	123	1.6%	4,464	n/m
Charge-offs	(6,324)	(4,250)	(2,996)	(2,074)	-48.8%	(3,328)	n/m
Recoveries	2,247	2,001	1,777	246	12.3%	470	26.4%
Net (charge-offs) recoveries	(4,077)	(2,249)	(1,219)	(1,828)	-81.3%	(2,858)	n/m
Ending Balance	$142,998	$139,367	$122,239	$3,631	2.6%	$20,759	17.0%

NET (CHARGE-OFFS) RECOVERIES
Alabama (1)	$(341)	$(299)	$(268)	$(42)	-14.0%	$(73)	-27.2%
Florida	277	180	(36)	97	53.9%	313	n/m
Mississippi (2)	(1,489)	(1,943)	(775)	454	23.4%	(714)	-92.1%
Tennessee (3)	(179)	(193)	(124)	14	7.3%	(55)	-44.4%
Texas	(2,345)	6	(16)	(2,351)	n/m	(2,329)	n/m
Total net (charge-offs) recoveries	$(4,077)	$(2,249)	$(1,219)	$(1,828)	-81.3%	$(2,858)	n/m

(1) Alabama includes the Georgia Loan Production Office.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Securities AFS-taxable	$1,927,619	$1,986,825	$2,049,006	$2,140,505	$2,187,121
Securities AFS-nontaxable	—	4,246	4,779	4,796	4,812
Securities HTM-taxable	1,418,476	1,430,169	1,445,895	1,463,086	1,479,283
Securities HTM-nontaxable	340	340	907	1,718	4,509
Total securities	3,346,435	3,421,580	3,500,587	3,610,105	3,675,725
Loans (includes loans held for sale)	13,169,805	13,010,028	12,926,942	12,732,057	12,530,449
Fed funds sold and reverse repurchases	114	121	230	3,275	2,379
Other earning assets	571,215	670,477	682,644	903,027	647,760
Total earning assets	17,087,569	17,102,206	17,110,403	17,248,464	16,856,313
ACL LHFI	(138,711)	(133,742)	(127,915)	(121,960)	(119,978)
Other assets	1,730,521	1,749,069	1,721,310	1,648,583	1,762,449
Total assets	$18,679,379	$18,717,533	$18,703,798	$18,775,087	$18,498,784

Interest-bearing demand deposits	$5,291,779	$5,053,935	$4,875,714	$4,803,737	$4,751,154
Savings deposits	3,686,027	3,526,600	3,642,158	4,002,134	4,193,764
Time deposits	3,321,601	3,427,384	3,075,224	2,335,752	1,907,449
Total interest-bearing deposits	12,299,407	12,007,919	11,593,096	11,141,623	10,852,367
Fed funds purchased and repurchases	428,127	403,041	414,696	389,834	436,535
Other borrowings	463,459	590,765	912,151	1,330,010	1,110,843
Subordinated notes	123,501	123,446	123,391	123,337	123,281
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,376,350	13,187,027	13,105,190	13,046,660	12,584,882
Noninterest-bearing deposits	3,120,566	3,296,351	3,429,815	3,595,927	3,813,248
Other liabilities	505,942	641,662	585,908	552,209	576,826
Total liabilities	17,002,858	17,125,040	17,120,913	17,194,796	16,974,956
Shareholders' equity	1,676,521	1,592,493	1,582,885	1,580,291	1,523,828
Total liabilities and equity	$18,679,379	$18,717,533	$18,703,798	$18,775,087	$18,498,784

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Cash and due from banks	$606,261	$975,543	$750,492	$832,052	$1,297,144
Securities available for sale	1,702,299	1,762,878	1,766,174	1,871,883	1,984,162
Securities held to maturity	1,415,025	1,426,279	1,438,287	1,458,665	1,474,338
LHFS	172,937	184,812	169,244	181,094	175,926
LHFI	13,057,943	12,950,524	12,810,259	12,613,967	12,497,195
ACL LHFI	(142,998)	(139,367)	(134,031)	(129,298)	(122,239)
Net LHFI	12,914,945	12,811,157	12,676,228	12,484,669	12,374,956
Premises and equipment, net	232,924	232,537	230,718	227,630	223,975
Mortgage servicing rights	138,044	131,870	142,379	134,350	127,206
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	2,845	2,965	3,093	3,222	3,352
Other real estate	7,620	6,867	5,485	1,137	1,684
Operating lease right-of-use assets	36,659	38,142	39,639	38,179	35,315
Other assets	762,816	764,902	784,863	805,508	794,883
Total assets	$18,376,612	$18,722,189	$18,390,839	$18,422,626	$18,877,178

Deposits:
Noninterest-bearing	$3,039,652	$3,197,620	$3,320,124	$3,461,073	$3,797,055
Interest-bearing	12,298,905	12,372,143	11,781,799	11,452,827	10,986,606
Total deposits	15,338,557	15,569,763	15,101,923	14,913,900	14,783,661
Fed funds purchased and repurchases	393,215	405,745	321,799	311,179	477,980
Other borrowings	482,027	483,230	793,193	1,056,714	1,485,181
Subordinated notes	123,537	123,482	123,427	123,372	123,317
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	33,865	34,057	34,945	34,841	34,596
Operating lease liabilities	40,185	41,584	42,730	40,845	37,988
Other liabilities	220,771	340,625	340,615	308,726	310,500
Total liabilities	16,694,013	17,060,342	16,820,488	16,851,433	17,315,079
Common stock	12,747	12,725	12,724	12,724	12,720
Capital surplus	160,521	159,688	158,316	156,834	155,297
Retained earnings	1,736,485	1,709,157	1,687,199	1,667,339	1,636,463
Accumulated other comprehensive income (loss), net of tax	(227,154)	(219,723)	(287,888)	(265,704)	(242,381)
Total shareholders' equity	1,682,599	1,661,847	1,570,351	1,571,193	1,562,099
Total liabilities and equity	$18,376,612	$18,722,189	$18,390,839	$18,422,626	$18,877,178

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest and fees on LHFS & LHFI-FTE	$209,456	$210,288	$206,523	$192,941	$178,967
Interest on securities-taxable	15,634	15,936	16,624	16,779	16,761
Interest on securities-tax exempt-FTE	4	44	58	69	92
Interest on fed funds sold and reverse repurchases	1	2	3	45	30
Other interest income	8,110	9,918	8,613	12,077	6,527
Total interest income-FTE	233,205	236,188	231,821	221,911	202,377
Interest on deposits	83,716	80,847	69,797	54,409	40,898
Interest on fed funds purchased and repurchases	5,591	5,347	5,375	4,865	4,832
Other interest expense	7,703	9,946	14,713	19,350	15,575
Total interest expense	97,010	96,140	89,885	78,624	61,305
Net interest income-FTE	136,195	140,048	141,936	143,287	141,072
Provision for credit losses, LHFI	7,708	7,585	8,322	8,211	3,244
Provision for credit losses, off-balance sheet credit exposures	(192)	(888)	104	245	(2,242)
Net interest income after provision-FTE	128,679	133,351	133,510	134,831	140,070
Service charges on deposit accounts	10,958	11,311	11,074	10,695	10,336
Bank card and other fees	7,428	8,502	8,217	8,917	7,803
Mortgage banking, net	8,915	5,519	6,458	6,600	7,639
Insurance commissions	15,464	13,197	15,303	14,764	14,305
Wealth management	8,952	8,657	8,773	8,882	8,780
Other, net	3,632	2,579	2,399	3,695	2,514
Securities gains (losses), net	—	39	—	—	—
Total noninterest income	55,349	49,804	52,224	53,553	51,377
Salaries and employee benefits	75,458	78,003	76,666	75,940	74,056
Services and fees	24,839	27,906	27,882	28,264	25,426
Net occupancy-premises	7,496	7,362	7,383	7,108	7,629
Equipment expense	6,385	6,517	6,816	6,404	6,405
Litigation settlement expense	—	—	6,500	—	—
Other expense	16,968	16,641	15,698	14,502	14,811
Total noninterest expense	131,146	136,429	140,945	132,218	128,327
Income before income taxes and tax eq adj	52,882	46,726	44,789	56,166	63,120
Tax equivalent adjustment	3,365	3,306	3,299	3,383	3,477
Income before income taxes	49,517	43,420	41,490	52,783	59,643
Income taxes	7,982	7,297	7,461	7,746	9,343
Net income	$41,535	$36,123	$34,029	$45,037	$50,300

Per share data
Earnings per share - basic	$0.68	$0.59	$0.56	$0.74	$0.82

Earnings per share - diluted	$0.68	$0.59	$0.56	$0.74	$0.82

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	61,128,425	61,070,481	61,069,750	61,063,277	61,011,059

Diluted	61,348,364	61,296,840	61,263,032	61,230,031	61,193,275

Period end shares outstanding	61,178,366	61,071,173	61,070,095	61,069,036	61,048,516

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Nonaccrual LHFI
Alabama (1)	$23,261	$23,271	$23,530	$11,058	$10,919
Florida	585	170	151	334	256
Mississippi (2)	59,059	54,615	45,050	36,288	32,560
Tennessee (3)	1,800	1,802	1,841	5,088	5,416
Texas	13,646	20,150	20,327	22,259	23,224
Total nonaccrual LHFI	98,351	100,008	90,899	75,027	72,375
Other real estate
Alabama (1)	1,050	1,397	315	—	—
Florida	71	—	—	—	—
Mississippi (2)	2,870	1,242	942	1,137	1,495
Tennessee (3)	86	—	—	—	189
Texas	3,543	4,228	4,228	—	—
Total other real estate	7,620	6,867	5,485	1,137	1,684
Total nonperforming assets	$105,971	$106,875	$96,384	$76,164	$74,059

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,243	$5,790	$3,804	$3,911	$2,255

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$56,530	$51,243	$42,532	$35,766	$41,468

	Quarter Ended
ACL LHFI	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Beginning Balance	$139,367	$134,031	$129,298	$122,239	$120,214
Provision for credit losses, LHFI	7,708	7,585	8,322	8,211	3,244
Charge-offs	(6,324)	(4,250)	(7,496)	(2,773)	(2,996)
Recoveries	2,247	2,001	3,907	1,621	1,777
Net (charge-offs) recoveries	(4,077)	(2,249)	(3,589)	(1,152)	(1,219)
Ending Balance	$142,998	$139,367	$134,031	$129,298	$122,239

NET (CHARGE-OFFS) RECOVERIES
Alabama (1)	$(341)	$(299)	$(165)	$(141)	$(268)
Florida	277	180	21	(35)	(36)
Mississippi (2)	(1,489)	(1,943)	(1,867)	(762)	(775)
Tennessee (3)	(179)	(193)	2,127	(166)	(124)
Texas	(2,345)	6	(3,705)	(48)	(16)
Total net (charge-offs) recoveries	$(4,077)	$(2,249)	$(3,589)	$(1,152)	$(1,219)

(1) Alabama includes the Georgia Loan Production Office.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2024
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Return on average equity	9.96%	9.00%	8.53%	11.43%	13.39%
Return on average tangible equity	12.98%	11.92%	11.32%	15.18%	18.03%
Return on average assets	0.89%	0.77%	0.72%	0.96%	1.10%
Interest margin - Yield - FTE	5.49%	5.48%	5.38%	5.16%	4.87%
Interest margin - Cost	2.28%	2.23%	2.08%	1.83%	1.47%
Net interest margin - FTE	3.21%	3.25%	3.29%	3.33%	3.39%
Efficiency ratio (1)	67.25%	70.25%	68.33%	66.17%	65.60%
Full-time equivalent employees	2,712	2,757	2,756	2,761	2,758

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs / average loans	0.12%	0.07%	0.11%	0.04%	0.04%
Provision for credit losses, LHFI / average loans	0.24%	0.23%	0.26%	0.26%	0.10%
Nonaccrual LHFI / (LHFI + LHFS)	0.74%	0.76%	0.70%	0.59%	0.57%
Nonperforming assets / (LHFI + LHFS)	0.80%	0.81%	0.74%	0.60%	0.58%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.80%	0.81%	0.74%	0.60%	0.58%
ACL LHFI / LHFI	1.10%	1.08%	1.05%	1.03%	0.98%
ACL LHFI-commercial / commercial LHFI	0.93%	0.85%	0.86%	0.84%	0.80%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.63%	1.81%	1.66%	1.60%	1.54%
ACL LHFI / nonaccrual LHFI	145.39%	139.36%	147.45%	172.34%	168.90%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	235.29%	249.31%	273.60%	301.44%	320.80%

CAPITAL RATIOS
Total equity / total assets	9.16%	8.88%	8.54%	8.53%	8.28%
Tangible equity / tangible assets	7.20%	6.95%	6.57%	6.56%	6.35%
Tangible equity / risk-weighted assets	8.49%	8.41%	7.81%	7.91%	7.94%
Tier 1 leverage ratio	8.76%	8.62%	8.49%	8.35%	8.29%
Common equity tier 1 capital ratio	10.12%	10.04%	9.89%	9.87%	9.76%
Tier 1 risk-based capital ratio	10.51%	10.44%	10.29%	10.27%	10.17%
Total risk-based capital ratio	12.42%	12.29%	12.11%	12.08%	11.95%

STOCK PERFORMANCE
Market value-Close	$28.11	$27.88	$21.73	$21.12	$24.70
Book value	$27.50	$27.21	$25.71	$25.73	$25.59
Tangible book value	$21.18	$20.87	$19.37	$19.38	$19.24

(1) See Note 6 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$372,424	$372,368	$363,476	$362,966	$386,903
U.S. Government agency obligations	5,594	5,792	6,780	6,999	7,254
Obligations of states and political subdivisions	—	—	4,642	4,813	4,907
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	22,232	23,135	22,881	25,336	26,851
Issued by FNMA and FHLMC	1,129,521	1,176,798	1,171,521	1,250,435	1,317,848
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	79,099	86,074	90,402	98,388	108,192
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	93,429	98,711	106,472	122,946	132,207
Total securities available for sale	$1,702,299	$1,762,878	$1,766,174	$1,871,883	$1,984,162

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$29,261	$29,068	$28,872	$28,679	$28,486
Obligations of states and political subdivisions	340	340	341	1,180	4,507
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	18,387	13,005	13,090	13,235	4,336
Issued by FNMA and FHLMC	461,457	469,593	474,003	484,679	497,854
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	146,447	154,466	162,031	171,002	179,334
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,133	759,807	759,950	759,890	759,821
Total securities held to maturity	$1,415,025	$1,426,279	$1,438,287	$1,458,665	$1,474,338

At March 31, 2024, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $54.8 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.99% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands)
(unaudited)

Note 2 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Loans secured by real estate:
Construction, land development and other land loans	$1,539,461	$1,510,679	$1,609,326	$1,722,657	$1,723,772
Secured by 1-4 family residential properties	2,891,481	2,904,715	2,893,606	2,854,182	2,822,048
Secured by nonfarm, nonresidential properties	3,543,235	3,489,434	3,569,671	3,471,728	3,375,579
Other real estate secured	1,384,610	1,312,551	1,218,499	954,410	847,527
Commercial and industrial loans	1,922,711	1,922,910	1,828,924	1,883,480	1,882,360
Consumer loans	156,430	161,725	161,940	163,788	162,911
State and other political subdivision loans	1,052,844	1,088,466	1,056,569	1,111,710	1,193,727
Other loans and leases	567,171	560,044	471,724	452,012	489,271
LHFI	13,057,943	12,950,524	12,810,259	12,613,967	12,497,195
ACL LHFI	(142,998)	(139,367)	(134,031)	(129,298)	(122,239)
Net LHFI	$12,914,945	$12,811,157	$12,676,228	$12,484,669	$12,374,956

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	March 31, 2024
LHFI - COMPOSITION BY REGION	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,539,461	$753,918	$38,790	$391,843	$40,988	$313,922
Secured by 1-4 family residential properties	2,891,481	154,303	54,099	2,565,424	83,292	34,363
Secured by nonfarm, nonresidential properties	3,543,235	981,921	233,109	1,485,304	150,017	692,884
Other real estate secured	1,384,610	561,115	1,728	417,757	6,965	397,045
Commercial and industrial loans	1,922,711	657,294	23,941	841,797	150,313	249,366
Consumer loans	156,430	21,302	7,399	95,951	18,178	13,600
State and other political subdivision loans	1,052,844	70,161	52,069	782,985	23,700	123,929
Other loans and leases	567,171	236,775	8,202	200,957	57,098	64,139
Loans	$13,057,943	$3,436,789	$419,337	$6,782,018	$530,551	$1,889,248

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$70,445	$28,830	$8,196	$17,829	$4,587	$11,003
Development	122,788	56,825	1,260	28,668	12,576	23,459
Unimproved land	110,272	20,907	13,404	29,759	8,006	38,196
1-4 family construction	313,503	162,760	13,501	91,453	15,693	30,096
Other construction	922,453	484,596	2,429	224,134	126	211,168
Construction, land development and other land loans	$1,539,461	$753,918	$38,790	$391,843	$40,988	$313,922

(1) Includes Georgia Loan Production Office.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

	March 31, 2024
	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$367,575	$139,444	$24,147	$106,123	$17,381	$80,480
Office	261,984	101,364	19,605	73,689	1,617	65,709
Hotel/motel	255,925	128,356	48,992	53,054	25,523	—
Mini-storage	165,962	40,724	1,864	103,323	745	19,306
Industrial	438,626	83,304	19,377	147,199	8,143	180,603
Health care	97,837	69,786	684	24,707	331	2,329
Convenience stores	25,572	3,214	419	13,599	239	8,101
Nursing homes/senior living	513,854	227,254	—	186,507	4,724	95,369
Other	109,838	31,790	9,067	51,626	8,211	9,144
Total non-owner occupied loans	2,237,173	825,236	124,155	759,827	66,914	461,041

Owner-occupied:
Office	150,283	41,047	37,629	41,658	11,555	18,394
Churches	56,697	14,208	4,094	32,706	3,215	2,474
Industrial warehouses	156,148	11,553	4,537	39,874	15,766	84,418
Health care	124,330	11,337	8,163	85,172	2,251	17,407
Convenience stores	148,158	12,172	29,156	72,715	—	34,115
Retail	88,445	9,457	15,287	35,730	17,087	10,884
Restaurants	48,491	4,008	2,930	21,360	16,367	3,826
Auto dealerships	42,394	5,138	194	21,007	16,055	—
Nursing homes/senior living	353,641	35,216	—	292,264	—	26,161
Other	137,475	12,549	6,964	82,991	807	34,164
Total owner-occupied loans	1,306,062	156,685	108,954	725,477	83,103	231,843
Loans secured by nonfarm, nonresidential properties	$3,543,235	$981,921	$233,109	$1,485,304	$150,017	$692,884

(1) Includes Georgia Loan Production Office.

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Securities – taxable	1.88%	1.85%	1.89%	1.87%	1.85%
Securities – nontaxable	4.73%	3.81%	4.05%	4.25%	4.00%
Securities – total	1.88%	1.85%	1.89%	1.87%	1.86%
LHFI & LHFS	6.40%	6.41%	6.34%	6.08%	5.79%
Fed funds sold & reverse repurchases	3.53%	6.56%	5.17%	5.51%	5.11%
Other earning assets	5.71%	5.87%	5.01%	5.36%	4.09%
Total earning assets	5.49%	5.48%	5.38%	5.16%	4.87%

Interest-bearing deposits	2.74%	2.67%	2.39%	1.96%	1.53%
Fed funds purchased & repurchases	5.25%	5.26%	5.14%	5.01%	4.49%
Other borrowings	4.78%	5.08%	5.32%	5.12%	4.87%
Total interest-bearing liabilities	2.92%	2.89%	2.72%	2.42%	1.98%

Total Deposits	2.18%	2.10%	1.84%	1.48%	1.13%

Net interest margin	3.21%	3.25%	3.29%	3.33%	3.39%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin decreased four basis points when compared to the fourth quarter of 2023, totaling 3.21% for the first quarter of 2024, primarily due to increased costs of interest-bearing deposits which resulted from the higher interest rate environment.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $1.1 million during the first quarter of 2024.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Mortgage servicing income, net	$6,934	$6,731	$6,916	$6,764	$6,785
Change in fair value-MSR from runoff	(1,926)	(2,972)	(3,203)	(2,710)	(1,145)
Gain on sales of loans, net	5,009	3,913	3,748	3,887	3,797
Mortgage banking income before hedge ineffectiveness	10,017	7,672	7,461	7,941	9,437
Change in fair value-MSR from market changes	5,123	(10,224)	6,809	5,898	(3,972)
Change in fair value of derivatives	(6,225)	8,071	(7,812)	(7,239)	2,174
Net positive (negative) hedge ineffectiveness	(1,102)	(2,153)	(1,003)	(1,341)	(1,798)
Mortgage banking, net	$8,915	$5,519	$6,458	$6,600	$7,639

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Partnership amortization for tax credit purposes	$(1,834)	$(2,013)	$(1,995)	$(2,019)	$(1,961)
Increase in life insurance cash surrender value	1,844	1,825	1,784	1,716	1,693
Other miscellaneous income	3,622	2,767	2,610	3,998	2,782
Total other, net	$3,632	$2,579	$2,399	$3,695	$2,514

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Loan expense	$2,955	$2,380	$3,130	$3,066	$2,538
Amortization of intangibles	120	128	129	130	288
FDIC assessment expense	4,509	4,844	3,765	2,550	2,370
Other real estate expense, net	671	(184)	(40)	171	172
Other miscellaneous expense	8,713	9,473	8,714	8,585	9,443
Total other expense	$16,968	$16,641	$15,698	$14,502	$14,811

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands except per share data)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,676,521	$1,592,493	$1,582,885	$1,580,291	$1,523,828
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(2,920)	(3,044)	(3,174)	(3,301)	(3,523)
Total average tangible equity		$1,289,364	$1,205,212	$1,195,474	$1,192,753	$1,136,068

PERIOD END BALANCES
Total shareholders' equity		$1,682,599	$1,661,847	$1,570,351	$1,571,193	$1,562,099
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(2,845)	(2,965)	(3,093)	(3,222)	(3,352)
Total tangible equity	(a)	$1,295,517	$1,274,645	$1,183,021	$1,183,734	$1,174,510

TANGIBLE ASSETS
Total assets		$18,376,612	$18,722,189	$18,390,839	$18,422,626	$18,877,178
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(2,845)	(2,965)	(3,093)	(3,222)	(3,352)
Total tangible assets	(b)	$17,989,530	$18,334,987	$18,003,509	$18,035,167	$18,489,589
Risk-weighted assets	(c)	$15,257,385	$15,153,263	$15,143,531	$14,966,614	$14,793,893

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$41,535	$36,123	$34,029	$45,037	$50,300
Plus: Intangible amortization net of tax		90	96	96	97	216
Net income (loss) adjusted for intangible amortization		$41,625	$36,219	$34,125	$45,134	$50,516
Period end common shares outstanding	(d)	61,178,366	61,071,173	61,070,095	61,069,036	61,048,516

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		12.98%	11.92%	11.32%	15.18%	18.03%
Tangible equity/tangible assets	(a)/(b)	7.20%	6.95%	6.57%	6.56%	6.35%
Tangible equity/risk-weighted assets	(a)/(c)	8.49%	8.41%	7.81%	7.91%	7.94%
Tangible book value	(a)/(d)*1,000	$21.18	$20.87	$19.37	$19.38	$19.24

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,682,599	$1,661,847	$1,570,351	$1,571,193	$1,562,099
CECL transition adjustment		6,500	13,000	13,000	13,000	13,000
AOCI-related adjustments		227,154	219,723	287,888	265,704	242,381
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,205)	(370,212)	(370,219)	(370,227)	(370,234)
Other adjustments and deductions for CET1 (2)		(2,588)	(2,693)	(2,803)	(2,915)	(3,275)
CET1 capital	(e)	1,543,460	1,521,665	1,498,217	1,476,755	1,443,971
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,603,460	$1,581,665	$1,558,217	$1,536,755	$1,503,971

Common equity tier 1 capital ratio	(e)/(c)	10.12%	10.04%	9.89%	9.87%	9.76%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2024
($ in thousands except per share data)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended
			3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

	Net interest income (GAAP)		$132,830	$136,742	$138,637	$139,904	$137,595
	Noninterest income (GAAP)		55,349	49,804	52,224	53,553	51,377
	Pre-provision revenue	(a)	$188,179	$186,546	$190,861	$193,457	$188,972

	Noninterest expense (GAAP)		$131,146	$136,429	$140,945	$132,218	$128,327
Less:	Reduction in force expense		—	(1,406)	—	—	—
	Litigation settlement expense		—	—	(6,500)	—	—
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$131,146	$135,023	$134,445	$132,218	$128,327

	PPNR (Non-GAAP)	(a)-(b)	$57,033	$51,523	$56,416	$61,239	$60,645

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

	Total noninterest expense (GAAP)		$131,146	$136,429	$140,945	$132,218	$128,327
Less:	Other real estate expense, net		(671)	184	40	(171)	(172)
	Amortization of intangibles		(120)	(128)	(129)	(130)	(288)
	Charitable contributions resulting in state tax credits		(300)	(325)	(325)	(325)	(325)
	Reduction in force expense		—	(1,406)	—	—	—
	Litigation settlement expense		—	—	(6,500)	—	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$130,055	$134,754	$134,031	$131,592	$127,542

	Net interest income (GAAP)		$132,830	$136,742	$138,637	$139,904	$137,595
Add:	Tax equivalent adjustment		3,365	3,306	3,299	3,383	3,477
	Net interest income-FTE (Non-GAAP)	(a)	$136,195	$140,048	$141,936	$143,287	$141,072

	Noninterest income (GAAP)		$55,349	$49,804	$52,224	$53,553	$51,377
Add:	Partnership amortization for tax credit purposes		1,834	2,013	1,995	2,019	1,961
Less:	Securities (gains) losses, net		—	(39)	—	—	—
	Adjusted noninterest income (Non-GAAP)	(b)	$57,183	$51,778	$54,219	$55,572	$53,338

	Adjusted revenue (Non-GAAP)	(a)+(b)	$193,378	$191,826	$196,155	$198,859	$194,410

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	67.25%	70.25%	68.33%	66.17%	65.60%